UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2004

Imagis Technologies Inc.

British Columbia, Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

1630 – 1075 West Georgia Street
Vancouver, British Columbia
Canada

V6E 3C9

_________________

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

Item 9.

Regulation FD Disclosure

Attached as an exhibit to this report is a press release dated May 18, 2004.  The exhibit is being furnished pursuant to this Item 9, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: May 18, 2004

By:

_/s/ Wayne Smith__________________

Wayne Smith

Vice President Finance, Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

1.1

Press Release dated May 18, 2004.

Exhibit 99.1

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

IMAGIS ANNOUNCES DEBT SETTLEMENT

VANCOUVER, CANADA, May 18, 2004 -- Imagis Technologies Inc. (“Imagis”) (OTCBB: IMTIF; TSX-V: WSI; DE: IGYA) announced today that it is seeking regulatory approval to settle $71,681.00 in existing debt owing to an arms length party. The debt will be settled through the issuance of 166,700 Units at $0.43 per Unit. Each Unit will consist of one common share and one common share purchase warrant. Each warrant will entitle the holder for two years from the date of issue of the Units to acquire one additional common share in the capital of Imagis at an exercise price of $0.53 in the first year and $0.75 in the second year. The common shares and warrants will be subject to a four month hold period.

The securities will not be registered under the United States Securities Act of 1933, as amended (the "US Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, “US persons”, as such term in defined in Regulation S promulgated under the Securities Act, except in certain transactions exempt from the registration requirements of the US Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About Imagis Technologies Inc.

Imagis, with its roots in the development of law enforcement applications and facial recognition algorithms, has emerged as a leading international supplier of Arrest and Booking software. The Company’s sophisticated facial recognition capability is used, with notable success, in a variety of identity investigation and verification applications ranging from victim identification to alias fraud detection.

With the acquisition of Briyante Software Corp. in November of 2003, Imagis became a developer and supplier of software technology used to integrate disparate systems containing unique and varied databases. Based on industry standard “Web Services”, the software provides a secure and economical approach to real-time, database and application integration. The corresponding product suite is referred to as the Briyante Integration Environment.

Numerous production deployments of Briyante have demonstrated stunning reductions in the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers.

Imagis has substantial credibility and expertise in the law enforcement arena and has had significant early successes in deploying Briyante into this area. There are growing numbers of extremely satisfied and reference-able customers. The horizontal diversity of the Briyante technology has been verified by a recent installation of the product in the financial services vertical along with a strong interest from other sectors.

Today, Imagis has compelling, high-value, data management and biometric solutions that are demonstrating significant, increasing demand across an expanding range of diverse application markets. The future is bright.

For information about Imagis or the company’s products and services, please refer to www.imagistechnologies.com.

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ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”

President and CEO, Imagis Technologies Inc.

Media and Investor Inquiries:

John Lyotier - Manager, Marketing & Communications

Imagis Technologies Inc.

Phone: +1-604-684-2449 Ext. 228

E-mail: info@imagistechnologies.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Imagis Technologies Inc.’s Form 10-KSB filed with the United States Securities and Exchange Commission.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.